Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-effective Amendment to Registration Statement (No. 333-168569) on Form N-1A of Equinox Market Neutral Commodity Strategy Fund of our report dated December 27, 2010, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

December 27, 2010